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                                                               Exhibit 4(a)(iii)

     The form of initial Subsequent Indentures, if any, with respect to Senior Debt Securities will be substantially the same as the Indenture, dated as of October 1, 1993, between the Company and The Chase Manhattan Bank (successor by merger to The Chase Manhattan Bank, N.A.) contained as Exhibit 4(a)(ii) to the Registration Statement except that the name of any Subsequent Trustee with respect to any Subsequent Indenture will be inserted and any Subsequent Indenture will be dated as of a current date.